CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A (Investment Company Act File No. 811-5032 and Securities Act File No. 33-12112) of our report dated November 17, 1999 on our audit of the financial statements and financial highlights of The Baron Asset Fund (comprising, respectively, Baron Asset Fund, Baron Growth Fund (formerly Baron Growth & Income Fund) and Baron Small Cap
Fund) appearing in the September 30, 1999 Baron Asset Fund Annual Report , which is also incorporated by reference into the Registration Statement.

We also consent to the reference to our firm under the captions "Financial Highlights" in the prospectus and "Other Information" in the statement of additional information.





                                     /s/   PricewaterhouseCoopers LLP
                                     --------------------------------
                                           PricewaterhouseCoopers LLP


New York, New York
December 23, 1999